Joint Filing Information
------------------------

Name:      Brian J. Higgins

Address:   65 East 55th Street
           30th Floor
           New York, New York 10022

Designated Filer:  King Street Capital Management, L.L.C.

Issuer & Ticker Symbol:  The Penn Traffic Company. (PTFC.PK)

Date of Event Requiring Filing:   December 22, 2005

Signature:                 /s/  Brian J. Higgins
                           --------------------------------
                                 Brian J. Higgins

Joint Filing Information
------------------------

Name:      O. Francis Biondi, Jr.

Address:   65 East 55th Street
           30th Floor
           New York, New York 10022

Designated Filer:   King Street Capital Management, L.L.C.

Issuer & Ticker Symbol:  The Penn Traffic Company. (PTFC.PK)

Date of Event Requiring Filing:   December 22, 2005

Signature:                 /s/  O. Francis Biondi, Jr.
                           --------------------------------
                                 O. Francis Biondi, Jr.